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EXHIBIT 99.1

                                  PRESS RELEASE

January 17, 2001 - All Star Gas Corporation announced today that it has extended the period during which the Offer to Exchange (the "Offer") dated November 2, 2000 with respect to its 12 7/8% Senior Secured Notes due 2000 (the "Senior Notes") is open.

         The Offer expires at 5:00 p.m., Eastern Standard time, on January 31, 2001 (the "Expiration Date"). As of 5:00 p.m., Eastern Standard time, December 1, 2000, the entire $50,880,000 outstanding principal amount of the Senior Notes had been tendered, and as of 11:00 a.m., Eastern Standard time, January 17, 2001, $60,000 of the tenders of the Senior Notes had been withdrawn. Tenders of Senior Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

         This press release contains statements that are forward looking. These statements are not projections or assured results.

         For additional information contact Valeria Schall, All Star Gas Corporation, 417-532-3103.